                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 22, 1996, with respect to the financial statements of The First Gray Line Corporation included in the Registration Statement and related Prospectus of Avis Rent A Car, Inc. dated February 20, 1998.

                                          /s/ Ernst & Young LLP

Los Angeles, California
February 20, 1998